United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12

MOTUS GI HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MOTUS GI HOLDINGS, INC.
1301 East Broward Boulevard, 3rd Floor

Ft. Lauderdale, FL 33301

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on February 16, 2024

To the Stockholders of Motus GI Holdings, Inc.

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Motus GI Holdings, Inc. (the “Company”) will be held on February 16, 2024, beginning at 9:30 a.m. local time. We are planning to hold the Special Meeting virtually via the internet at https://www.cstproxy.com/motusgi/sm2024. You will not be able to attend the Special Meeting at a physical location. At the Special Meeting, stockholders will act on the following matters:

●	To approve, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC Listing Rule 5635, the potential issuance of up to 2,666,666 shares of our common stock upon exercise of our Series B common warrants that were issued in connection with a private placement on December 21, 2023;

●	To consider any other matters that may properly come before the Special Meeting.

Only stockholders of record at the close of business on December 20, 2023 (the “Record Date”) are entitled to receive notice of and to vote at the Special Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Special Meeting live via the internet or not, you may vote your shares over the internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Special Meeting live via the internet and prefer to vote during the Special Meeting, you may do so even if you have already voted your shares. We designed the format of this year’s Special Meeting to ensure that our stockholders who attend the Special Meeting live via the internet will be afforded the same rights and opportunities to participate as they would at an in person meeting. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Special Meeting.

You will be able to attend the Special Meeting, vote your shares, and submit your questions during the Special Meeting live via the internet by visiting https://www.cstproxy.com/motusgi/sm2024. In order to participate in the Special Meeting live via the internet, you must register at https://www.cstproxy.com/motusgi/sm2024 by 11:59 PM eastern time on February 14, 2024. If you are a registered holder, you must register using the Control Number included on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Control Number in order to vote your shares during the Special Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Special Meeting live via the internet (but will not be able to vote your shares) so long as you demonstrate proof that you were a stockholders of record at the close of business on the Record Date. Instructions on how to connect and participate live via the internet, including how to demonstrate that you were a stockholders of record at the close of business on the Record Date, are posted at https://www.cstproxy.com/motusgi/sm2024.

Our proxy materials including our Proxy Statement for the Special Meeting are included herewith and are also available on the Internet at https://www.cstproxy.com/motusgi/sm2024.

By Order of the Board of Directors

/s/ Mark Pomeranz
Mark Pomeranz
Chief Executive Officer

January 24, 2024
Ft. Lauderdale, FL

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-200-8274

PROXY STATEMENT

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MOTUS GI HOLDINGS, INC.

1301 EAST BROWARD BOULEVARD, 3RD FLOOR

FT. LAUDERDALE, FL 33301

PROXY STATEMENT

This proxy statement contains information related to the Special Meeting of Stockholders (the “Special Meeting”) to be held on February 16, 2024 at 9:30 a.m. local time, or at such other time and place to which the Special Meeting may be adjourned or postponed. We are planning to hold the Special Meeting virtually via the internet, at https://www.cstproxy.com/motusgi/sm2024. The enclosed proxy is solicited by the Board of Directors (the “Board”) of Motus GI Holdings, Inc. (the “Company”). The proxy materials relating to the Special Meeting will first be made available to stockholders entitled to vote at the Special Meeting on or about , 2024. A list of record holders of the Company’s common stock entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, at our principal offices at 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, during normal business hours for ten days prior to the Special Meeting (the “Stockholder List”) and available during the Special Meeting.

Our proxy materials including our Proxy Statement for the Special Meeting are included herewith and are also available on the Internet at https://www.cstproxy.com/motusgi/sm2024.

In this Proxy Statement, the terms the “Company,” “we,” “us,” and “our” refer to Motus GI Holdings, Inc. The mailing address of our principal executive offices is Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301

ABOUT THE MEETING

Why are we calling this Special Meeting?

We are calling the Special Meeting to seek the approval of our stockholders:

●	To approve, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635, the potential issuance of up to 2,666,666 shares of our common stock upon exercise of our Series B common warrants (the “Series B Private Warrants”) that were issued in connection with a private placement on December 21, 2023 (the “Warrant Share Issuance Proposal”);

●	To consider any other matters that may properly come before the Special Meeting.

What are the Board’s recommendations?

Our Board believes that the approval of the Warrant Share Issuance Proposal is advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR the proposal.

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Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, December 20, 2023 (the “Record Date”), are entitled to receive notice of the Special Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had outstanding 690,247 shares of common stock.

Who can attend the meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting. Attendance shall be solely via the Internet at https://www.cstproxy.com/motusgi/sm2024 using the instructions provided on this proxy or any accompanying materials.

How do I attend and vote shares at the Special Meeting?

Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Special Meeting, vote their shares, and submit their questions during the Special Meeting live via the internet by following the instructions below.

If you are a shareholder of record, you must:

●	Follow the instructions provided on your proxy card to first register at https://www.cstproxy.com/motusgi/sm2024 by 11:59 PM eastern time on February 14, 2024. You will need to enter your name, phone number, Control Number (included on your proxy card), and email address as part of the registration, following which you will receive an email confirming your registration, as well as the password to attend the Special Meeting.

●	On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by logging in using the password you received via email in your registration confirmation at https://www.cstproxy.com/motusgi/sm2024 (you will need the Control Number included on your proxy card).

●	If you wish to vote your shares electronically at the Special Meeting (which you would be able to do even if you had already voted your shares by proxy), there will be a live link provided during the Special Meeting (you will need the Control Number included on your proxy card to vote). As always, we encourage you to vote your shares prior to the Special Meeting.

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If your shares are held in a “street name,” you must:

●	Obtain a legal proxy from your broker, bank, or other nominee.

●	On the day of the Special Meeting, if you have properly registered, you may enter the Special Meeting by logging in using the password you received via email in your registration confirmation at https://www.cstproxy.com/motusgi/sm2024 (you will need the Control Number assigned to you in your registration confirmation email).

●	If you wish to vote your shares electronically at the Special Meeting (which you will be able to do even if you have already voted your shares by proxy), there will be a live link provided during the Special Meeting (you will need the Control Number assigned to you in your registration confirmation email to vote). As always, we encourage you to vote your shares prior to the Special Meeting.

Further instructions on how to attend the Special Meeting live via the internet, including how to vote your shares electronically at the Special Meeting are posted on https://www.cstproxy.com/motusgi/sm2024. The Special Meeting will begin, live via the internet, promptly at 9:30 a.m. eastern time on February 16, 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 a.m. eastern time, and you should allow ample time for the check-in procedures.

How can I submit a question for the Special Meeting?

Stockholders may submit questions in writing during the Special Meeting at https://www.cstproxy.com/motusgi/sm2024. Stockholders will need their Control Number (which can be obtained by following the procedures described under the heading “How do I attend and vote shares at the Special Meeting?” above).

As part of the Special Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Special Meeting procedures which are pertinent to the Company and the meeting matters, as time permits.

What if I have technical difficulties during the Special Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting live via the internet. Please be sure to check in by 9:00 a.m. eastern time on February 16, 2024, the day of the Special Meeting, so we may address any technical difficulties before the Special Meeting begins live via the internet.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of one-third of our common stock outstanding on the Record Date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

●	Before the Special Meeting: You can vote on matters that come before the Special Meeting via the Internet, by following the instructions in the proxy card at https://www.cstproxyvote.com/motusgi/sm2024, or by submitting your proxy card by mail.

If you are a stockholder of record, to submit your proxy by mail or vote via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote via the Internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on your proxy card. If you sign your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board, or if no recommendation is given, in their own discretion.

●	During the Special Meeting: If you attend the Special Meeting and prefer to vote during the Special Meeting, you may do so even if you have already voted your shares by proxy.

Even if you plan to attend the Special Meeting, we encourage you to vote in advance by internet or mail so that your vote will be counted if you later decide not to attend the Special Meeting.

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What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Special Meeting and casting your vote in the manner set forth above.

For purposes of submitting your vote online before the Special Meeting, you may change your vote until 11:59 p.m. Eastern Time on February 15, 2024. At this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Special Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote these shares at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of one-third of our common stock outstanding on the Record Date must be present, in person or by proxy, at the Special Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

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Assuming that a quorum is present, the following votes will be required:

●	The Warrant Share Issuance Proposal requires the affirmative vote of a majority of the total votes cast, in person or by proxy. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe the Warrant Share Issuance Proposal is not likely to be considered a “routine” matter. This means brokers may not be permitted to vote on this matter if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

In addition, we have engaged Alliance Advisors, LLC to assist us in soliciting proxies from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors, LLC are not to exceed $12,000, plus approved out of pocket expenses.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

Proposals should be addressed to:

Motus GI Holdings, Inc.

1301 East Broward Boulevard, 3rd Floor

Ft. Lauderdale, FL 33301

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

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PROPOSAL 1: APPROVAL OF THE WARRANT SHARE ISSUANCE PROPOSAL

Overview

You are being asked to consider and vote upon a proposal that provides for the approval, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635, of the potential issuance of up to 2,666,666 shares of our common stock upon exercise of our Series B common warrants (the “Series B Private Warrants”) that were issued in connection with a private placement on December 21, 2023.

On July 16, 2021 (the “Effective Date”), we entered into a loan facility (the “2021 Loan Agreement”) with a private institutional lender (the “Lender”). Under the 2021 Loan Agreement, the Lender agreed to provide us with access to term loans in an aggregate principal amount of up to $12.0 million (the “Loan”) in three tranches as follows: (a) on the Effective Date, a loan in the aggregate principal amount of $4.0 million (the “Convertible Note”, or “Tranche A”), (b) on the effective date of the Loan, a loan in the aggregate principal amount of $5.0 million (“Tranche B”), and (c) available until December 31, 2021, a loan in the aggregate principal amount of $3.0 million (“Tranche C” and, together with Tranche B, the “Term Loan”). The 2021 Loan Agreement contains customary representations and warranties, indemnification provisions in favor of the Lender, events of default and affirmative and negative covenants, including, among others, covenants that limit or restrict our ability to, among other things, incur additional indebtedness, merge or consolidate, make acquisitions, pay dividends or other distributions or repurchase equity, make investments, dispose of assets and enter into certain transactions with affiliates, in each case subject to certain exceptions. Outstanding borrowings under the Loan are secured by a first priority security interest on substantially all of our personal property assets, including our material intellectual property and equity interests in its subsidiaries. There are no liquidity or financial covenants.

The Convertible Note and Tranche B were funded on the effective date. As of December 31, 2021, we drew down the full $3 million aggregate principal amount of Tranche C.

The Convertible Note required forty-eight monthly interest only payments at 7.75% per annum commencing after the Effective Date and thereafter full payment of the then outstanding principal balance of the Convertible Note on July 1, 2025. The Tranche B loan requires interest only monthly payments commencing on the Effective Date until September 30, 2022 and, thereafter, thirty-three (33) monthly payments of principal and interest accrued thereon until June 1, 2025. The Tranche C loan, to the extent drawn on or prior to December 31, 2021, requires monthly payments of interest only commencing on the date drawn until September 30, 2022 and, thereafter, thirty-three (33) monthly payments of principal and interest accrued thereon until June 1, 2025. Interest on the Tranche B and Tranche C loans accrues at 9.5% per annum.

The 2021 Loan Agreement contained features that would permit the Lender to convert all or any portion of the outstanding principal balance of the Convertible Note at any time, pursuant to which the converted part of the Convertible Note would be converted into that number of shares of our common stock to be issued to the Lender at a price per share equal to the conversion price, of $420.00 per share. Following the conversion of any portion of the outstanding principal balance of the Convertible Note, the principal balance of the Convertible Note remaining outstanding would continue to bear interest at 7.75% per annum.

On November 28, 2023, we and the Lender entered into a First Amendment to the 2021 Loan Agreement (the “Amendment”), pursuant to which, among other things, (a)(i) on the effective date of the Amendment, we paid to the Lender a sum of $750,000 in cash (the “Amendment Execution Date Payment”), and (ii) upon consummation of a First Amendment Capital Raise (as defined below) and immediately following the Convertible Note Securities Exchange (as defined below), we will prepay to the Lender a sum of $1,500,000 in cash (the “Closing Payment”), which sums set forth in (i) and (ii) shall be applied towards partial prepayment of the outstanding principal balance of the Term Loan; and (b) immediately following (and conditioned upon) the consummation of a First Amendment Capital Raise, which occurred on December 21, 2023, $4.0 million (the “Conversion Amount”) of the outstanding aggregate principal balance of the Convertible Note will automatically convert into such number of shares of our common stock (the “Convertible Note Securities Exchange”) at a price per share equal to the public offering price per share in the First Amendment Capital Raise representing the Conversion Amount; provided, that, (A) the Lender shall have executed a customary lock-up agreement for a 90-day period following the Convertible Note Securities Exchange, (B) the Lender shall receive the same warrant coverage (the “Conversion Common Warrants”) per share of common stock, if any, as investors purchasing securities in the First Amendment Capital Raise and (C) the Lender shall receive a pre-funded warrant (the “Conversion Pre-Funded Warrant”) in lieu of shares of common stock otherwise issuable upon the Convertible Note Securities Exchange for such number of shares that would represent more than 4.5% of the pre-exercise outstanding shares of common stock, providing that the Lender will not own (x) more than 4.99% of the post-exercise outstanding shares of common stock at any time and (y) to the extent required under the rules of The Nasdaq Capital Market, more than 19.99% of the shares of common stock outstanding immediately prior to the Convertible Note Securities Exchange (but after the consummation of the First Amendment Capital Raise) unless applicable shareholder approval is obtained. “First Amendment Capital Raise” means us raising additional cash through one equity financing registered under the Securities Act (to be consummated no later than December 29, 2023) with gross proceeds of at least $5.0 million.

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On December 21, 2023, we consummated a registered public offering (the “Offering”) of (i) 520,000 shares (the “Offering Shares”) of common stock, (ii) 2,813,334 pre-funded warrants (the “Offering Pre-Funded Warrants”) exercisable for an aggregate of 2,813,334 shares of common stock, (iii) 3,333,334 Series A common warrants (the “Offering Series A Common Warrants”) exercisable for an aggregate of 3,333,334 shares of common stock, and (iv) 3,333,334 Series B common warrants (the “Offering Series B Common Warrants,” and together with the Offering Series A Common Warrants, the “Offering Common Warrants”) exercisable for an aggregate of 3,333,334 shares of common stock, for gross proceeds of $5.0 million. The Offering Shares (or Offering Pre-Funded Warrants sold in lieu thereof) and the accompanying Offering Common Warrants were offered for a combined purchase price of $1.50 per Offering Share (or $1.4999 per Offering Pre-Funded Warrant) and accompanying Offering Series A Common Warrant to purchase one share of common stock and Offering Series B Common Warrant to purchase one share of common stock.

Accordingly, on December 21, 2023, immediately following the closing of the Offering and pursuant to the terms of the 2021 Loan Agreement and the Amendment, we paid the Lender the $1,500,000 Closing Payment in cash, and the Conversion Amount was automatically converted, based on the conversion price of $1.50 per share, into (i) 54,461 shares of common stock (the “Private Shares”), (ii) pre-funded warrants (the “Private Pre-Funded Warrants”) exercisable for an aggregate of up to 2,612,205 shares of common stock, (iii) Series A common warrants (the “Series A Private Warrants”) exercisable for an aggregate of up to 2,666,666 shares of common stock and (iv) Series B common warrants (the “Series B Private Warrants,” together with the Series A Private Warrants and Private Pre-Funded Warrants, the “Private Warrants”) exercisable for an aggregate of up to 2,666,666 shares of common stock (the shares issuable upon exercise of the Private Warrants, the “Private Warrant Shares”). The Series A Private Warrants and the Series B Private Warrants are each exercisable for one share of Common Stock at an exercise price of $1.50 per share and will expire on the fifth year anniversary and the eighteen months anniversary from the date of issuance, respectively. In addition, upon a fundamental transaction, the holder of the Series A Private Warrants and Series B Private Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from us at the Black Scholes value, as described in such warrants. The Private Pre-Funded Warrants are each exercisable for one share of common stock at an exercise price of $0.0001 per share and will expire when exercised in full.

The Series B Private Warrants are not exercisable until approval by our stockholders is obtained for their issuance and the issuance of the shares issuable upon the exercise thereunder (the “Warrant Shares”), in accordance with the listing rules of the Nasdaq Capital Market (the “Required Approval”), which approval is the subject of this proposal.

The securities issued to the Lender in the Convertible Note Securities Exchange were issued in reliance on the exemption from registration set forth in Section 3(a)(9) of Securities Act of 1933, as amended (the “Securities Act”) and the Offering does not relate to the issuance of such securities. The Lender has executed a customary lock-up agreement with the placement agent for the Offering with respect to the Private Shares, Private Warrants and Private Warrant Shares for a 90-day period following the closing of the Convertible Note Securities Exchange (the “Lock-up Period”).

In addition, in connection with the Convertible Note Securities Exchange, we have agreed to file a registration statement covering the resale of the Private Shares and the Private Warrant Shares as soon as reasonably practicable but in no event later than one business day following the expiration of the Lock-up Period.

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Description of the Series B Private Warrants

Duration and Exercise Price. Each Series B Private Warrant has an initial exercise price per share equal to $1.50. The Series B Private Warrants expire on the eighteen-month anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The Series B Private Warrants are not exercisable until the Required Approval is obtained. Following the Required Approval, the Series B Private Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of any Series B Private Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series B Private Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Private Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Series B Private Warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Series B Private Warrants, a registration statement registering the resale of the shares of common stock underlying the Series B Private Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series B Private Warrants.

Transferability. Subject to applicable laws, a Series B Private Warrant may be transferred at the option of the holder upon surrender of the Series B Private Warrant to us together with the appropriate instruments of transfer.

Right as a Stockholder. Except as otherwise provided in the Series B Private Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series B Private Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series B Private Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Series B Private Warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series B Private Warrants will be entitled to receive upon exercise of the Series B Private Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series B Private Warrants immediately prior to such fundamental transaction. In the event of a fundamental transaction approved by our Board of Directors, the holders of the Series B Private Warrants have the right to require us or a successor entity to redeem the Series B Private Warrants for cash in the amount of the Black Scholes Value (as defined in each Series B Private Warrant) of the unexercised portion of the Series B Private Warrants as of the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board of Directors, the holders of the Series B Private Warrants have the right to require us or a successor entity to redeem the Series B Private Warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes Value of the unexercised portion of the Series B Private Warrants as of the date of the consummation of the fundamental transaction.

The foregoing description of the Series B Private Warrants is not complete and is qualified in its entirety by reference to the full text of the form of the Series B Private Warrants, a copy of which is attached as Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2023.

8

Why We Need Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of common stock under the Series B Private Warrants and the Warrant Share Issuance Proposal. The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the 2021 Loan Agreement and the Amendment, as the Convertible Note Securities Exchange has already been completed and the Series B Private Warrants have already been issued. We are only asking for approval to issue the shares of common stock underlying the Series B Private Warrants upon exercise thereof.

Nasdaq Listing Rule 5635(d)(2)

Pursuant to Nasdaq Listing Rule 5635(d)(2), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement, or the “Minimum Price.” On December 20, 2023, the date preceding the Convertible Note Securities Exchange, including the issuance of the Series B Private Warrants, the closing price of our common stock was $1.34 and the average closing price of our common stock for the five trading days immediately preceding the Convertible Note Securities Exchange on December 21, 2023 was $2.034. The Minimum Price was therefore $1.34. In addition, immediately prior to the Convertible Note Securities Exchange, there were 1,343,581 shares of common stock outstanding. Due to the fact that upon issuance the Series B Private Warrants were not exercisable until shareholder approval of their exercise is obtained, we believe that the effective price per share of common stock issued in the Convertible Note Securities Exchange as of December 21, 2023 was $1.375, which represents the $1.50 conversion price less $0.125 of value attributed pursuant to published Nasdaq guidance for each of the Series A Private Warrants to purchase one share of Common Stock, which were exercisable upon issuance; such effective price being greater than the Minimum Price. If the Series B Private Warrants were exercisable upon issuance, this would have resulted in the attribution of an additional $0.125 per share, which would have caused the effective price per share in the Convertible Note Securities Exchange to be $1.25, which is less than the Minimum Price, resulting in the issuance of common stock in excess of 19.99% of our outstanding shares of common stock at less than the Minimum Price. Accordingly, the Series B Private Warrants provide that they are not exercisable until the Required Approval is obtained, and we are seeking stockholder approval for the issuance of the Warrant Shares.

Nasdaq Listing Rule 5635(b)

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of our outstanding equity or voting power and such ownership or voting power would be our largest ownership position. If this proposal is passed, the Series B Private Warrants will be exercisable for 2,666,666 Warrant Shares, which is greater than 20% of our outstanding shares of common stock immediately prior to the Convertible Note Securities Exchange. Although the Series B Private Warrants include the limitation that the holder thereof, together with its affiliates, may not own at any time in excess of 4.99% of the post-exercise outstanding shares of common stock (which may be increased to 9.99% at the election of the holder, effective on the 61st day after such election) (the “Beneficial Ownership Limitation”), we and the holder could decide to increase or waive the Beneficial Ownership Limitation and, as a result, the holder could receive shares of common stock in an amount that could result in the holder holding our largest ownership position. Accordingly, we are also seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b).

9

General

The Series B Private Warrants require us to hold a special meeting to obtain the Required Approval no later than February 19, 2024 (which requirement the Special Meeting is meant to comply with), and that if the Required Approval is not obtained at such meeting, to call additional meetings no later than every 30th day thereafter to seek the Required Approval until it is obtained. Our Board has determined that approval of this proposal would be advisable and in the best interest of the Company and our stockholders (1) to enable the holder of the Series B Private Warrants to exercise them so that we have the opportunity to receive additional cash from time to time from exercises at the price of $1.50 per Warrant Share, for potential aggregate gross proceeds of $3,999,999, and (2) to promptly comply with the covenant in the Series B Private Warrants to seek the Required Approval without further costs of solicitation and additional meetings.

Potential Effects of Approval of this Proposal

If the Warrant Share Issuance Proposal is approved, the issuance of shares of our common stock upon conversion would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. For example, if the Series B Private Warrants were exercised in full, ignoring, for purposes of this example, the Beneficial Ownership Limitation, then the exercise would result in the issuance of 2,666,666 shares of our common stock, which would increase our common stock outstanding as of January 2, 2024 from 1,547,042 shares to 4,213,708 shares (an increase of 172%). Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon exercise of the Series B Private Warrants in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of us, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by us.

Potential Effects of Non-Approval of this Proposal

If the Warrant Share Issuance Proposal is not approved by our stockholders at the Special Meeting, (1) until it is approved, we would not have the opportunity to receive cash upon exercises of the Series B Private Warrants at the exercise price of $1.50 per Warrant Share, for potential aggregate gross proceeds of $3,999,999, which could adversely impact our ability to fund our operations, and (2) we would need to call additional meetings no later than every 30th day thereafter to seek the Required Approval until it is obtained, which would result in further costs of solicitation and additional meetings and could materially adversely impact our ability to fund our operations.

Required Vote and Recommendation

In accordance with our certificate of incorporation, as amended, and Delaware law, approval and adoption of this Warrant Share Issuance Proposal requires the affirmative vote of a majority of the total votes cast, in person or by proxy. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE WARRANT SHARE ISSUANCE PROPOSAL.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of January 2, 2024 by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, January 2, 2024 are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Unless indicated below, the address of each individual listed below is c/o Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 1,547,042 shares of Common Stock issued and outstanding as of January 2, 2024 plus any shares issuable upon exercise of options or warrants that are exercisable on or within 60 days after January 2, 2024 held by such person or entity.

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Officers and Directors
Mark Pomeranz (1)	6,175	* %

Ravit Ram (2)	2,455	*

Elad Amor (3)	1,204	*

Timothy P. Moran (4)	6,175	*

Scott Durbin (5)	-	*

Sonja Nelson (6)	667	*

Gary Pruden (7)	1,434	*

Andrew Taylor	768	*

Directors and Officers as a Group (7 persons )	24,500	1.57%

5% Stockholders

Armistice Capital Master Fund Ltd. (8)	171,702	9.99%

1.	Includes 5,326 shares of our Common Stock issuable upon the exercise of stock options that are exercisable within sixty days of January 2, 2024. Does not include 9,597 shares of our Common Stock issuable upon the exercise of stock options that are not exercisable within sixty days of January 2, 2024. Includes 702 shares of our Common Stock pursuant to restricted stock unit awards which have vested as of January 2, 2024, or which will be vested within sixty days of January 2, 2024. Does not include 106 shares of our Common Stock issuable upon the vesting of restricted stock units that will not vest within sixty days of January 2, 2024.
2.	Includes 2,455 shares of our Common Stock issuable upon the exercise of stock options that are exercisable within sixty days of January 2, 2024. Does not include 5,839 shares of our Common Stock issuable upon the exercise of stock options that are not exercisable within sixty days of January 2, 2024.
3.	Includes 1,204 shares of our Common Stock issuable upon the exercise of stock options that are exercisable within sixty days of January 2, 2024. Does not include 3,472 shares of our Common Stock issuable upon the exercise of stock options that are not exercisable within sixty days of January 2, 2024.

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4.	Includes shares 3,896 shares of our Common Stock issuable upon the exercise of stock options that are exercisable within sixty days of January 2, 2024. Does not include 544 shares of our Common Stock issuable upon the exercise of stock options that are not exercisable within sixty days of January 2, 2024. Includes 1,785 shares of our Common Stock pursuant to restricted stock unit awards which have vested as of January 2, 2024, or which will be vested within sixty days of January 2, 2024. Does not include 195 shares of our Common Stock issuable upon the vesting of restricted stock units that will not vest within sixty days of January 2, 2024.
5.	Does not include 166 shares of our Common Stock issuable upon the exercise of stock options that are not exercisable within sixty days of January 2, 2024.
6.	Includes shares 332 shares of our Common Stock issuable upon the exercise of stock options that are exercisable within sixty days of January 2, 2024.
7.	Includes shares 556 shares of our Common Stock issuable upon the exercise of stock options that are exercisable within sixty days of January 2, 2024. Includes 141 shares of our Common Stock pursuant to restricted stock unit awards which have vested as of January 2, 2024, or which will be vested within sixty days of January 2, 2024.
8.	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Comprised of (i) 149,000 shares of common stock, (ii) 2,531,000 shares of common stock issuable upon the exercise of pre-funded warrants and (iii) 5,866,668 shares of common stock issuable upon the exercise of Offering Common Warrants (equal parts Series A common warrants and Series B common warrants). The Offering Common Warrants are subject to a beneficial ownership limitation of 4.99%, and the pre-funded warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the stockholder from exercising that portion of the Offering Common Warrants or the pre-funded warrants, as applicable, that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital, LLC is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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STOCKHOLDER PROPOSALS

Stockholder Proposals for 2024 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2024 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than April 9, 2024 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2024 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than May 24, 2024 and no earlier than June 23, 2024; provided, however, that in the event the annual meeting is scheduled to be held more than thirty (30) days before the anniversary date of the immediately preceding annual meeting of stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such annual meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such annual meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at the 2024 Annual Meeting of Stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary, no later than June 16, 2024. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described in this section and it shall not extend any such deadline set forth under our bylaws.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Motus GI Holdings, Inc., 1301 East Broward Boulevard, 3rd Floor, Ft. Lauderdale, FL 33301, Attn.: Secretary, or by phone at (954) 541-8000. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Special Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Mark Pomeranz
Mark Pomeranz
Chief Executive Officer

January 24, 2024
Ft. Lauderdale, FL

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-200-8274

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185524 Motus Gi Proxy Card_REV3 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

MOTUS GI HOLDINGS, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on February 15, 2024.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit:
https://www.cstproxy.com/motusgi/sm2024

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________, **2024**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

185524 Motus Gi Proxy Card_REV3 Back

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on February 16, 2024

To view the Proxy Statement and to attend the Special Meeting please visit: https://www.cstproxy.com/motusgi/sm2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MOTUS GI HOLDINGS, INC.

The undersigned appoints Mark Pomeranz and Ravit Ram, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Motus GI Holdings, Inc. held of record by the undersigned at the close of business on December 20, 2023 at the Special Meeting of Stockholders of Motus GI Holdings, Inc. to be held on February 16, 2024, virtually at **https://www.cstproxy.com/motusgi/sm2024,** or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)